Exhibit 3.1.22

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999)	This space for use by Secretary of State
Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us		SUBMIT IN DUPLICATE
	FILED: 1/10/2002 Jesse White Secretary of State	This space for use by Secretary of State
Payment must be made by certified check, cashier's check, Illinois attorney's check, Illinois C.P.A's check or money order, payable to "Secretary of State."	61973958	Date FILED 1/10/2002
		Franchise Tax	$25.00
		Filing Fee	$75.00
			100.00
		Approved:	LT

1.	CORPORATE NAME:	Equinox Lincoln Park, Inc.		CP0003285
LT
(The corporate name must contain the word "corporation," "company," "incorporated," "limited" or an abbreviation thereof.)

2.	Initial Registered Agent:	National Registered Agents, Inc.
		First Name	Middle initial	Last name

	Initial Registered Office:	208 South LaSalle Street, Suite 1855
		Number	Street	Suite #

		Chicago IL	Cook	60604
		City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized:			44
(If not sufficient space to cover this point, add one or more sheets of this size.)

To engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent of approval first being obtained.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued		Consideration to be Received Therefore
Common	$NPV	200	200		$1.00

			Total	=	$1.00

Paragraph 2:  The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(if not sufficient space to cover this point, add one or more sheets of this size.)

(over)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation:____.
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
			Name	Residential Address	City, State, Zip

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$

7.	OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAMES(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	January 10, 2002
	(Month & Day)	Year

	Signature and Name		Address

1.	/s/ Jeffrey M. Weinhaus	1.	40 Wall Street, 32nd Floor
	Signature		Street
	Jeffrey M. Weinhaus		New York, NY. 10005
	(Type or Print Name)		City/Town	State	Zip Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

(Signature must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•       The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in-capital represented in this state, with a minimum of $25.

•       The filing fee is $75.

•       The minimum total due (franchise tax + filing fee) is $100.
(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•       The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523	C-162.20

Schedule I

In accordance with instruction 2 to Item 601 of Regulation S-K, the certificates of incorporation of the following registrants have been omitted because they are substantially identical in all material respects to this exhibit 3.1.22.  This schedule identifies the documents omitted and sets forth the material details in which such documents differ from this exhibit 3.1.22.

Exhibit	Registrant	State of Incorporation	Date Filed	Other Differences
3.1.23	Equinox Highland Park, Inc.	IL	12/26/2002	None
3.1.24	Equinox Gold Coast, Inc.	IL	8/27/2002	None